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                    RESTATED CERTIFICATE OF INCORPORATION
                                                                     EXHIBIT 3.1
                                     OF

                                PROCEPT, INC.

      INCORPORATED PURSUANT TO AN ORIGINAL CERTIFICATE OF INCORPORATION
              FILED WITH THE SECRETARY OF STATE ON MAY 8, 1992,
 HERETOFORE AMENDED AND RESTATED BY A RESTATED CERTIFICATE OF INCORPORATION FILED WITH THE SECRETARY OF STATE ON JANUARY 5, 1993 AND FURTHER AMENDED BY A
                               CERTIFICATE OF
       AMENDMENT FILED WITH THE SECRETARY OF STATE ON MARCH 19, 1993.
       -------------------------------------------------------------


         The undersigned, for the purpose of amending and restating the Restated Certificate of Incorporation of Procept, Inc. (the "Corporation") under the laws of the State of Delaware, hereby certifies as follows:

         FIRST.  The name of the Corporation is Procept, Inc.

         SECOND. The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD. The nature of the business or purposes to be conducted or promoted are:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Restated Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Twelve Million (12,000,000) shares of Common Stock with a par value of $0.01 per share.

         FIFTH.  The Corporation is to have perpetual existence.

         SIXTH. The Board of Directors is expressly authorized to exercise all powers granted to the Directors by law except insofar as such powers are limited or denied herein or in the by-laws of the Corporation. In furtherance of such powers, the Board of Directors shall have the right to make, alter or repeal the by-laws of the Corporation.

         SEVENTH. Meetings of Stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept outside the
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State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         EIGHTH. The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

         The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

         The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         NINTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize a further limitation or elimination of the liability of directors or officers, then the liability of a director or officer of the Corporation shall, in addition to the limitation on personal liability provided herein, be

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limited or eliminated to the fullest extent permitted by the Delaware General
Corporation Law, as from time to time amended. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

         TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by written consent in accordance with Section 228 of the Delaware General Corporation Law. Prompt notice of such written consent has been given as provided in Section 228 of the Delaware General Corporation Law.


Signed this 17th day of February, 1994.



                                                 /s/ Stanley C. Erck
                                                 -------------------------------
                                                 Stanley C. Erck, President

Attest:



/s/ Peter Wirth
- -----------------------------------
Peter Wirth, Secretary


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                  CERTIFICATE OF CHANGE OF REGISTERED AGENT
                            AND REGISTERED OFFICE


         Procept, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
         The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.
         The Board of Directors of Procept, Inc. adopted the following resolution on the 16th day of April, 1996.

         RESOLVED: That, pursuant to Section 133 of the Delaware General
                   Corporation Law, the registered office of the Company in the State of Delaware be and it hereby is changed from the present address in the County of Kent, to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the Company be and the same hereby is withdrawn, and the Corporation Trust Company shall be and hereby is constituted and appointed the registered agent of the Company at the address of its registered office.

         IN WITNESS WHEREOF, Procept, Inc. has caused this statement to be signed by Michael J. Higgins, its Vice President, Finance and Chief Financial Officer, this 7th day of May, 1996.

                                              /s/ Michael J. Higgins
                                              ---------------------------------
                                              Michael J. Higgins
                                              Vice President, Finance and Chief
                                              Financial Officer

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                         CERTIFICATE OF AMENDMENT OF
                       CERTIFICATE OF INCORPORATION OF
                                PROCEPT, INC.

It is hereby certified that:

         1.       The name of the corporation is Procept, Inc. (the
                  "Corporation").

         2. The Corporation's Certificate of Incorporation, as heretofore amended and restated is hereby amended by deleting Article FOURTH thereof in its entirety and substituting the following:

         "FOURTH: The total number of shares of stock which the Corporation has authority to issue is 30,000,000 shares of Common Stock with a par value of $0.01 per share."

         3. The amendments set forth herein were adopted by the stockholders of the Corporation holding a majority of the outstanding shares of Common Stock at the annual meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on May 17, 1996.


                                               /s/ Stanley C. Erck
                                               ------------------------------
                                               Stanley C. Erck, President and
ATTEST:                                        Chief Executive Officer

/s/ Lynnette C. Fallon
- ------------------------
Lynnette C. Fallon,
Assistant Secretary


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